EXHIBIT 99.1

CONFIDENTIAL
FOR RELEASE: 9.30.20 6:45 am ET

Headline: PVH Announces CEO Succession: Stefan Larsson To Become CEO With Manny Chirico To Remain Chairman

Sub: Succession Plan to Be Implemented in February 2021

Tweet: Stefan Larsson to Become CEO of PVH in Feb. 2021; Manny Chirico to Continue as Chairman of the Board

NEW YORK--(BUSINESS WIRE) -- Sept. 30, 2020 -- PVH Corp. [NYSE:PVH], parent company to Calvin Klein and TOMMY HILFIGER, is moving forward with its planned leadership succession, announcing today that Stefan Larsson, President, will be named Chief Executive Officer effective February 1, 2021. Larsson, 46, will succeed Manny Chirico, 63, the company’s CEO since 2006. Chirico will continue in his role as Chairman of the Board of Directors.

Larsson joined PVH in June 2019 in the newly created role of President, overseeing the company’s branded businesses and regions, and reporting directly to Chirico with the plan for him to succeed Chirico.

For the past 16 months, Larsson and Chirico have worked closely together to develop near-term actions and long-term strategies that leverage the power of PVH. Together, they have focused on the company’s core strengths, connecting them to where the consumer is going, driving brand relevance and high performance to deliver long-term sustainable growth. Most recently, navigating the company through the impacts of COVID-19, driving towards an accelerated recovery, and setting up the business for future success post-pandemic have been of utmost importance for the two of them.

Larsson said, “It has been a privilege to work side-by-side with Manny in recent months, to learn firsthand how he has built PVH into one of the world’s most admired fashion and lifestyle companies, and driven impressive growth.” Larsson said. “It is an honor to become the leader of this exceptional company, and as we move into a new chapter of growth for PVH, I look forward to continuing its evolution, building on our inherent strengths, getting closer to the consumer than ever before, and working with an incredible team.”

Prior to joining PVH last year, Larsson was Chief Executive Officer of Ralph Lauren Corp., where he successfully refocused the company on what made it iconic, improved its performance and set the path for future growth. Before that, Larsson served as the Global President of Old Navy, a division of Gap Inc., and helped Old Navy deliver 12 consecutive quarters of profitable growth, adding $1 billion in profitable sales. Over nearly 15 years, Larsson was part of the team that grew Swedish retailer Hennes & Mauritz (H&M) sales from $3 billion to $17 billion and expanded the company’s operations from 12 to 44 countries.

Under Chirico’s leadership, PVH has transformed from a North America-based menswear company to one of the largest fashion and lifestyle companies in the world. He led three industry-leading acquisitions and integrations during this time, creating a truly global and diversified retail and supply footprint, a workforce of approximately 40,000 associates, and growing revenues from $1.4 billion prior to the Calvin Klein acquisition to almost $10 billion in 2019. Throughout this evolution, the PVH leadership team has emphasized the company’s values and commitments to corporate responsibility.

As Chairman of the Board, Chirico will continue to lead the PVH Board of Directors and work with Larsson to ensure a successful transition. “It has been an honor to work with the outstanding people at PVH for more than 25 years – 14 of those as CEO,” Chirico said. “With Stefan as our next CEO, we are well-positioned to navigate the rapidly changing retail landscape, drive brand relevance and meet the needs of our consumers, while positioning the company for long-term growth,” said Chirico.

“Stefan’s global experience, consumer focus, and high-performance track record - especially in this unprecedented time of disruption – are unparalleled assets for PVH to succeed in the ‘new normal’ that is taking shape across our industry,” he continued. “I am confident in Stefan’s unique abilities to lead PVH in its next chapter of growth and I look forward to continuing our close partnership as Chairman of the Board.”

In commenting on behalf of the Board of Directors, Henry Nasella, presiding director, said: “We can’t thank Manny enough for his exceptional leadership over the last 14 years as CEO and for his work in preparing a smooth CEO succession. It has been clear from the outset that Stefan is an outstanding leader, with a strong understanding of PVH’s business needs and growth opportunities, as well as the evolving dynamics across the consumer, retail and competitive landscape. With Stefan as CEO, the company will be well-positioned to continue to evolve and grow, building on the successful foundation that Manny and the leadership team have set.”

About PVH Corp.
PVH is one of the most admired fashion and lifestyle companies in the world. We power brands that drive fashion forward – for good. Our brand portfolio includes the iconic Calvin Klein, TOMMY HILFIGER, Van Heusen, IZOD, ARROW, Warner’s, Olga and Geoffrey Beene brands, as well as the digital-centric True&Co. intimates brands. We market a variety of goods under these and other nationally and internationally known owned and licensed brands. PVH has over 40,000 associates operating in over 40 countries and $9.9 billion in annual revenues in 2019. That's the Power of Us. That’s the Power of PVH.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including, without limitation, statements relating to the Company’s future plans, strategies, objectives, expectations and intentions are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not be anticipated, including, without limitation, (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company may be considered to be highly leveraged and uses a significant portion of its cash flows to service its indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores and directly operated digital commerce sites, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors, consumer sentiment and other factors; (iv) the Company’s ability to manage its growth and inventory, including the Company’s ability to realize benefits from acquisitions; (v) quota restrictions, the imposition of safeguard controls and the imposition of duties or tariffs on goods from the countries where the Company or its licensees produce goods under its trademarks, such as the recently imposed tariffs and threatened increased tariffs on goods imported into the U.S. from China, any of which, among other things, could limit the ability to produce products in cost-effective countries or in countries that have the labor and technical expertise needed, or require the Company to absorb costs or try to pass costs onto consumers, which could materially impact the Company’s revenue and profitability; (vi) the availability and cost of raw materials; (vii) the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced); (viii) changes in available factory and shipping capacity, wage and shipping cost escalation, civil conflict, war or terrorist acts, the threat of any of the foregoing, or political or labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (ix) disease epidemics and health related concerns, such as the current COVID-19 pandemic, which could result in (and, in the case of the COVID-19 pandemic, has resulted in some of the following) supply chain disruptions due to closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in affected areas, closed stores, reduced consumer traffic and purchasing, as consumers become ill or limit or cease shopping in order to avoid exposure, or governments impose mandatory business closures, travel restrictions or the like to prevent the spread of disease, and market or other changes that could result (or, with respect to the COVID-19 pandemic, could continue to result) in noncash impairments of the Company’s goodwill and other intangible assets, operating lease right-of-use assets, and property, plant and equipment; (x) acquisitions and divestitures and issues arising with acquisitions, divestitures and proposed transactions, including, without limitation, the ability to integrate an acquired entity or business into the Company with no substantial adverse effect on the acquired entity’s, the acquired business’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance, and the ability to operate effectively and profitably the Company’s continuing businesses after the sale or other disposal of a subsidiary, business or the assets thereof; (xi) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands; (xii) significant fluctuations of the U.S. dollar against foreign currencies in which the Company transacts significant levels of business; (xiii) the Company’s retirement plan expenses recorded throughout the year are calculated using actuarial valuations that incorporate assumptions and estimates about financial market, economic and demographic conditions, and differences between estimated and actual results give rise to gains and losses, which can be significant, that are recorded immediately in earnings, generally in the fourth quarter of the year; (xiv) the impact of new and revised tax legislation and regulations; and (xv) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimates regarding the costs and charges to be incurred in connection with the actions discussed in this press release.